Exhibit 10.13

PROLOGIS NET LEASE

THIS LEASE AGREEMENT is made between Landlord and Tenant as of the Effective Date below.

1.	General Defined Terms.

a) Effective Date:	24 November 2021

b) Landlord:	PLDAB LLC

c) Landlord Notice Address:	Prologis 8888 Keystone Crossing, Suite 570 Indianapolis, Indiana 46240	With copy to: Prologis 1800 Wazee Street Suite 500 Denver, Colorado 80202 Attn: General Counsel

d) Tenant:	RayzeBio, Inc.

e) Tenant Notice Address:	RayzeBio, Inc. 5505 Morehouse Dr Suite 300 San Diego, CA 92121	With copy to: RayzeBio, Inc. 5505 Morehouse Dr Suite 300 San Diego, CA 92121 Attn: General Counsel

f) Premises:	All of the interior of the Building containing approximately 63,000 rentable square feet as shown on Exhibit A.

g) Building:	Prologis Park 100 35 5850 West 80th Street Indianapolis, IN 46278

h) Project:	Prologis Park 100

i) Tenant’s Proportionate Share of the Building:	100.00%

j) Tenant’s Proportionate Share of the Project:	100.00%

k) Lease Term:	Beginning on the Commencement Date and ending on the day which is 122 full calendar months following the Commencement Date (the “Expiration Date”).

l) Commencement Date:	03/01/2022

m) Monthly Base Rent:		Period		Monthly Base Rent
	03/01/2022	through	03/31/2022	USD$27,825.00
	04/01/2022	through	05/31/2022	*USD$27,825.00
	06/01/2022	through	02/28/2023	USD$27,825.00
	03/01/2023	through	02/29/2024	USD$28,659.75
	03/01/2024	through	02/28/2025	USD$29,519.54
	03/01/2025	through	02/28/2026	USD$30,405.13
	03/01/2026	through	02/28/2027	USD$31,317.28
	03/01/2027	through	02/29/2028	USD$32,256.80
	03/01/2028	through	02/28/2029	USD$33,224.51
	03/01/2029	through	02/28/2030	USD$34,221.24
	03/01/2030	through	02/28/2031	USD$35,247.88
	03/01/2031	through	02/29/2032	USD$36,305.31
	03/01/2032	through	04/30/2032	USD$37,394.47
* Monthly Base Rent is abated during this period. Operating Expenses will be due as provided in the Lease during this period.

n) Initial Estimated Monthly Operating Expenses:	Taxes:	USD$2,415.00
	Common Area Expense:	USD$2,730.00
	Insurance:	USD$472.50
	Amortized CAM Recoveries (ACR):	USD$0.00
	Management Fee:	USD$997.50
	Total:	USD$6,615.00

o) Security Deposit:	USD$150,000.00 in the form of Letter of Credit

p) Landlord Broker:	Cushman & Wakefield, Inc.

q) Tenant Broker:	KIDDER MATHEWS LLC

r) Guarantor:	None

s) Exhibits:	Exhibit A	- Site Plan
	Exhibit B	- Project Rules and Regulations
	Exhibit C	- Commencement Date Certificate
	Exhibit D	- Move-out Conditions
	Exhibit E	- HVAC Maintenance Contract
	Exhibit F	- One Renewal Option at Market
	Exhibit G	- Letter of Credit Form
	Exhibit H	- Initial TI Work
	Exhibit I	- Storage and Use of Permitted Hazardous Materials

2.

Granting Clause. In consideration of the obligation of Tenant to pay rent and of the other terms, covenants, and conditions as herein provided, Landlord hereby leases to Tenant, and Tenant hereby takes from Landlord, the Premises, for the Lease Term, subject to the terms, covenants and conditions of this Lease. Tenant hereby represents and warrants to Landlord that the individual executing this Lease on behalf of Tenant has the full right and authority to enter into this Lease in accordance with the terms hereof, and all corporate action necessary to do so has been duly taken, and no further action or approval is required in order to constitute this Lease as a binding and enforceable obligation of Tenant. Landlord hereby represents and warrants to Tenant that the individual executing this Lease on behalf of Landlord has the full right and authority to enter into this Lease in accordance with the terms hereof, and all corporate action necessary to do so has been duly taken, and no further action or approval is required in order to constitute this Lease as a binding and enforceable obligation of Landlord.

3.

Acceptance of Premises. Tenant accepts the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes. In no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. No later than 10 business days after the Commencement Date, Tenant shall execute and deliver to Landlord a Commencement Date Certificate in the form of Exhibit C.

Subject to the vacation of the Premises by the existing tenant, if any, Landlord shall allow Tenant access to the Premises prior to the Commencement Date and upon vacation of the Premises by the existing tenant, if any, for purposes of preparing the Premises for the commencement of Tenant’s normal business operations, subject to applicable ordinances and building codes governing Tenant’s right to occupy or perform in the Premises (“Early Occupancy”). During such Early Occupancy period prior to the Commencement Date, Tenant shall be bound by its obligations under the Lease, including the obligation to provide evidence of insurance, but shall not be obligated to pay the Monthly Base Rent and Operating Expenses payable by Tenant to Landlord as set forth in the Lease.

4.

Use. The Premises shall be used for light manufacturing of biopharmaceuticals and for the purpose of receiving, storing, shipping and selling (but specifically excluding retail selling) such products, and for such other lawful purposes incidental thereto (including incidental office and warehouse uses). Tenant shall not conduct any auction, liquidation, or similar activities at the Premises, and will use the Premises, Building, and Project in a safe manner and will not commit waste, overload the floor or structure of the Premises, or subject the Premises to use that would damage the Premises. Tenant shall not permit any outside storage, nuisance or objectionable odors, noise, or vibrations to emanate from the Premises. Tenant shall use the Premises in compliance with all federal, state, local, and municipal laws, orders, judgments, ordinances, regulations, codes, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, “Legal Requirements”). The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act, similar state statutes, local ordinances, or any related regulations, as may be amended from time to time. The Premises shall not be used for residential purposes. Landlord represents and warrants that, as of the Commencement Date, no written notice has been received by Landlord of non-compliance with any Legal Requirements in connection with the Premises. In the event that Landlord receives notice that the Premises is not in compliance with applicable Legal Requirements existing as of the Commencement Date and such non-compliance is not related to Tenant’s specific use of the Premises or Tenant-Made Alterations to the Premises performed by Tenant, Landlord shall make such modifications as may be required by order or directive of applicable governmental authority in order to bring the Premises into compliance with applicable Legal Requirements as of the Commencement Date without cost or expense to Tenant and without including such cost or expense as an Operating Expense. Furthermore, in the event Landlord receives notice that the Premises is not in compliance with applicable Legal Requirements which come into effect after the Commencement Date and such non-compliance is not related to Tenant’s specific use of the Premises or Tenant-Made Alterations to the Premises performed by Tenant, Landlord shall make such modifications as may be required by order or directive of applicable governmental authority in order to bring the Premises into compliance with applicable Legal Requirements which shall be chargeable to Tenant as an Operating Expense. Tenant shall, at its expense, make any alterations or modifications to the Premises or Project that are required by Legal Requirements as a result of Tenant’s specific use or occupation of the Premises. Any occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease.

Landlord and Tenant acknowledge and agree that Tenant’s use may include parking vehicles inside the Building temporarily overnight, provided that: (a) Tenant is solely responsible, at Tenant’s cost, for compliance with Legal Requirements (including, without limitation, Tenant’s design, permitting and installation of a carbon monoxide/nitrogen oxide (diesel exhaust) detection and ventilation system), and all fire department requirements and approvals in connection with such use, (b) there be no hot works (e.g. for example, and not in limitation, cutting or welding), or painting within 20 feet of any vehicles inside the Premises, and (c) Tenant comply with the requirements of insurers of the Premises and Building.

5.

Base Rent. The first month’s Base Rent and Operating Expenses shall be due and payable upon execution of this Lease, which amounts shall be applied to the first month when such amounts become due and payable. Tenant shall pay to Landlord in advance, without demand, subsequent monthly installments of Base Rent on, or before, the first day of each calendar month following the Commencement Date (prorated for any fractional calendar month). All payments by Tenant to Landlord (or to such other party or at such location as Landlord may from time to time specify in writing) shall be made by Electronic Fund Transfer or Automated Clearing House. The obligation of Tenant to pay Base Rent, Operating Expenses and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall not abate, reduce, or set-off any amounts due and payable hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any installment of Base Rent, Operating Expenses, or other amounts due and payable for more than 5 days, in addition to all of Landlord’s other rights and remedies (and not as a penalty), Tenant shall pay to Landlord on demand a late charge equal to eight percent (8%) of such delinquent sum. If Tenant is delinquent in any monthly installment of Base Rent, Operating Expenses, or other amount due and payable herein beyond 5 days after the due date thereof, and after written notice as provided below, Tenant shall pay to Landlord on demand a late charge equal to eight percent (8%) of such delinquent sum. Tenant shall not be obligated to pay the late charge until Landlord has given Tenant 5 days written notice of the delinquent payment (which may be given at any time during the delinquency); provided, however, that such notice shall not be required more than twice in any 12-month period. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as a penalty or as limiting Landlord’s remedies in any manner.

6.

Operating Expenses. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant’s Proportionate Share (hereinafter defined) of Operating Expenses for the Project or Building. Payments for any fractional calendar month shall be prorated. The term “Operating Expenses” means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities; maintenance, repair and replacement of all portions of the Building, Premises, and Project, including without limitation, paving and parking areas, roads, non-structural components of exterior walls, non-structural components of the roofs (including the roof membrane), alleys, and driveways, mowing, landscaping, snow removal, exterior painting, utility lines, fire sprinklers and fire protection systems, the current amortized portion of any capital repairs and replacements of all portions of the Building, Premises, and Project, heating, ventilation and air conditioning systems (as defined below), lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; a property management or administration fee payable to a property manager, including Landlord, or any affiliate of Landlord, equal to three (3%) percent of gross receipts due and payable by Tenant to Landlord under this Lease; a deductible for all-risk property insurance not to exceed USD$25,000; security services, if any; trash collection, sweeping and debris removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as an industrial/warehouse facility in the market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the useful life thereof as determined by Generally Accepted Accounting Principles.

Operating Expenses do not include (a) debt service under mortgages or ground rent under ground leases; (b) leasing commissions, or the costs of renovating space for tenants; (c) repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or workmanship of the Premises, the Building or the Project; (d) costs of repairs, restoration, replacements or other work occasioned by (i) fire, windstorm or other casualty (including the costs of any deductibles paid by Landlord) and either (aa) payable (whether paid or not) by insurance required to be carried by Landlord under this Lease, or (bb) otherwise paid by insurance then in effect obtained by Landlord (ii) the adjudicated negligence or adjudicated intentional tort of Landlord, or any representative, employee or agent of Landlord, (iii) the act of any other tenant in the Premises, the Building or the Project, or any other tenant’s agents, employees, licensees or invitees to the extent the applicable cost is, in the Landlord’s reasonable judgment, practically recoverable from such person; (e) costs incurred (less costs of recovery) for any items to the extent such amounts are, in Landlord’s reasonable judgment, recoverable by Landlord under a manufacturer’s, materialman’s, vendor’s or contractor’s warranty; (f) non-cash items, such as deductions for depreciation and amortization of the Premises, the Building or the Project and the Premises, the Building or the Project equipment, or interest on capital invested; (g) legal fees, accountants’ fees and other expenses incurred in connection with disputes with other tenants or occupants of the Premises, the Building or the Project or associated with the enforcement of any lease or defense of Landlord’s title to or interest in the Premises, the Building or the Project or any part thereof; (h) costs incurred due to violation by Landlord or any other tenant in the Premises, the Building or the Project of the terms and conditions of any lease; (i) the cost of any service provided to Tenant or other occupants of the Premises, the Building or the Project for which Landlord is entitled to be reimbursed; (j) charitable or political contributions; (k) interest, penalties or other costs arising out of Landlord’s failure to make timely payments of its obligations; or (l) costs, expenses, depreciation or amortization for repairs and replacements required to be made by Landlord under Paragraph 11 of this Lease.

If Tenant’s total payments of Operating Expenses for any year are less than Tenant’s Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall either, at Landlord’s option, retain such excess and credit it against Tenant’s next payments of Operating Expenses or pay such refund to Tenant, except that during the last calendar year of the Lease Term or any extension terms thereof, Landlord shall refund any such excess within 60 days following the termination of the Lease Term or any extension terms thereof, provided that Tenant is not in default of its obligations under this Lease. Any payment required to be paid by Landlord after the expiration or earlier termination of the Lease shall be delivered to the most recent address Tenant has provided to Landlord. With respect to Operating Expenses which Landlord allocates to the entire Project or just the Building, Tenant’s “Proportionate Share” shall be the percentage set forth in Paragraph 1 of this Lease as Tenant’s Proportionate Share of the Project or Tenant’s Proportionate Share of the Building (as applicable) as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises, Building, or the Project. Landlord may equitably increase Tenant’s Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with Tenant’s use. The estimated Operating Expenses for the Premises set forth in Paragraph 1 of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

7.

Security Deposit. The Security Deposit shall be due and payable to Landlord within ten (10) business days after the execution of this Lease (but in no event later than the commencement of any Early Occupancy), and shall be held by Landlord as security for the performance of Tenant’s obligations. The Security Deposit is not an advance rental deposit, or a measure of Landlord’s damages in an Event of Default (as hereinafter defined). Upon any Event of Default, Landlord may use all, or part of, the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord within ten (10) business days of Landlord’s demand the amount that will restore the Security Deposit to its original amount. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee. The Security Deposit shall be the property of Landlord, and any remaining amount of the Security Deposit shall be paid to Tenant when Tenant’s obligations under this Lease have been fulfilled. Landlord shall not be required to keep the Security Deposit separate from its general accounts, and no interest shall accrue thereon. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord’s obligations.

The Security Deposit under the Lease shall be USD$150,000.00, in the form of an unconditional, irrevocable letter of credit from a bank reasonably acceptable to Landlord and in compliance with the material terms shown in Exhibit G attached hereto (“Letter of Credit”). The Letter of Credit shall either provide that it does not expire until 60 days following the Expiration Date or, if it is for less than the full Lease Term, shall be renewed by Tenant at least 60 days prior to its expiration during the Lease Term. The Letter of Credit shall provide that it may be drawn down upon by Landlord at any time Landlord delivers its site draft to the bank. If Landlord sells or conveys the Premises, Tenant shall, at Landlord’s request, cooperate in having the Letter of Credit transferred to the purchaser and Landlord agrees to notify Tenant in the event of such transfer. If the Letter of Credit is ever drawn upon by Landlord pursuant to the terms of the Lease, Tenant shall within ten (10) business days thereafter cause the Letter of Credit to be restored to the then existing amount at the time immediately prior to the draw down.

Notwithstanding anything contained herein to the contrary, in the event Tenant fails to renew the Letter of Credit in accordance with the terms and conditions as set forth in this Paragraph 7, or in the event that Tenant shall commence any proceeding for relief, as defined in Paragraph 24(b) of the Lease, an immediate Event of Default shall be deemed to have occurred, without the requirement of notice or opportunity to cure, in which case Landlord may immediately draw down on the Letter of Credit.

8.

Utilities. Tenant shall pay the utility provider directly for all separately metered, or contracted public and private utilities serving the Premises, including, but not limited to, water, gas, electricity, telephone, sewer, and trash collection, along with any taxes, penalties, or surcharges with respect to such utilities. Interruptions or failures of utilities shall not result in a default by Landlord, termination of this Lease, or the abatement of rent.

Notwithstanding anything contained herein to the contrary, in the event that such interruption or cessation of utilities results from Landlord’s negligent or willful act or omission, and continues beyond five (5) consecutive business days from the date of such interruption or cessation, then, provided Tenant has delivered Landlord with prompt notice of such interruption, the rent under this Lease will abate, commencing on the sixth (6th) consecutive business day the Premises remain untenantable, and continuing until the date on which the utilities are restored and the Premises are again tenantable. No abatement of rentals as hereinabove described will apply in the event such interruption of utilities is the result of Tenant’s alterations to the Premises, or any negligent act or omission of Tenant, its agents, employees or contractors, or any cause other than the negligent or willful act or omission of Landlord or its employees, agents or contractors.

9.

Taxes. Landlord shall pay all taxes, assessments, governmental charges, and reasonable and customary fees payable to tax consultants and attorneys for consultation and contesting taxes (collectively referred to as “Taxes”) that accrue against the Building or Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant. Landlord may contest the amount, validity, or application of any Taxes. All capital levies or other taxes assessed or imposed upon the rents payable to Landlord under this Lease and any franchise tax, excise, use, margin, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from or the value of the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord upon demand as additional rent; provided, however, in no event shall Tenant be liable for any inheritance taxes or net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any tax or excise is levied or assessed directly against Tenant, or the Premises, or results from any Tenant-Made Alterations (defined below), or against any personal property or fixtures placed in the Premises, then Tenant shall pay such tax or excise as required by the taxing authority, even if levied or assessed against the Landlord. In no event shall Tenant be responsible for any fines, penalties or interest incurred as a result of Landlord’s failure to pay any Taxes when due.

10.

Insurance. Landlord shall maintain all risk property insurance covering the full replacement cost of the Building and commercial general liability insurance on the Project in forms and amounts customary for properties substantially similar to the Building and Project which may be included in a blanket policy or captive insurance program (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the total insurance cost calculations). Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, rent loss insurance. All insurance premiums incurred by Landlord with respect to the Project shall be included in Operating Expenses. Tenant will not use the Premises in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any insurance credits. If an increase in the cost of any insurance on the Building or the Project is caused by Tenant’s use of the Premises, then Tenant shall pay the amount of such increase to Landlord.

Tenant, at its sole expense, shall at all times maintain the following insurance: (i) commercial general liability insurance, on an occurrence basis, covering Tenant, and its activities at the Project, having a minimum limit of $2,000,000 per occurrence (which requirement may be satisfied by a combination of primary and excess policy limits); and in the event property of Tenant’s invitees or customers are kept in the Premises or Project, Tenant shall maintain warehouser’s legal liability or bailee customers insurance for the full value of such property as determined by the warehouse contract between Tenant and its customer; (ii) all risk property insurance covering the full replacement cost of all property and improvements placed in the Premises by, or on behalf of, Tenant; (iii) workers’ compensation insurance as required by the applicable state statute (or equivalent coverage reasonably acceptable to Landlord in the event there is no such statutory requirement) which shall include a waiver of subrogation in favor of Landlord, Prologis, Inc., its affiliates, and property manager (Landlord and such parties are collectively referred to herein as the “Landlord Parties”); (iv) employers liability insurance of at least

$1,000,000, (v) business automobile liability insurance having a combined single limit of not less than $2,000,000 per occurrence which can be satisfied by a combination of primary and excess policy limits insuring Tenant against liability arising out of the ownership maintenance or use of any owned, hired or non-owned vehicles, and (vi) business interruption insurance covering at least 6 months of income. Tenant’s insurance companies shall have an A.M. Best rating of not less than A-VIII and provide primary and non-contributory coverage to the Landlord Parties (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). All commercial general liability policies shall name the Landlord Parties as additional insureds. The limits and types of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease. Tenant shall provide Landlord with certificates of such insurance in forms reasonably acceptable to Landlord prior to the date Tenant is in possession of the Premises, and thereafter at least 15 days prior to the expiration of the insurance coverage, or 15 days following Tenant’s receipt of Landlord’s request for such certificates. Acceptance by Landlord of delivery of any certificates of insurance does not constitute approval or agreement by Landlord that the insurance requirements of this section have been met. In the event any of the insurance policies required to be carried by Tenant under this Lease shall be cancelled, or if Tenant receives notice of any cancellation from the insurer prior to the expiration date of such policy, Tenant shall promptly replace such insurance policy in order to assure no lapse of coverage shall occur.

The all-risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord, and Landlord Parties or Tenant, and Tenant Parties (as defined in Paragraph 30), in connection with any insured loss or damage. Neither party, nor its Landlord Parties or Tenant Parties (as applicable), shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and against the Landlord Parties and Tenant Parties (as applicable) for such loss or damage. The failure of a party to insure its property shall not void this waiver. Neither party, nor the Landlord Parties and Tenant Parties, shall be liable to the other for any business interruption loss incurred, and each party waives any claims against the other party, and the Landlord Parties and Tenant Parties, for such business interruption loss from any cause whatsoever, including, but not limited to damage caused in whole or in part, directly or indirectly, by the negligent acts of the other party at the Premises or the Project. Notwithstanding the foregoing to the contrary, with respect to any damage to the Premises caused by Tenant, or Tenant Parties, Tenant shall pay Landlord’s all-risk property insurance deductible, not to exceed $25,000 per occurrence, within thirty (30) days following notice for such amount.

11.

Landlord’s Repairs and Maintenance. Landlord shall repair, at its expense and without pass through as an Operating Expense, the structural soundness of the roof (which does not include the roof membrane, the costs of which will be included in Operating Expenses), the structural soundness of the foundation, and the structural soundness of the exterior walls of the Building, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents and contractors excluded. The term “walls” as used in this Paragraph shall not include windows, glass or plate glass, doors or overhead doors, store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph, after which Landlord shall have a reasonable opportunity to repair.

12.

Tenant’s Repairs. At Tenant’s expense as provided in Paragraph 6, Landlord shall maintain in good repair and condition the roof membrane, parking areas and other common areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises. Subject to Landlord’s obligation in Paragraph 11, and subject to Paragraphs 10 and 16, Tenant, at its expense, shall repair, replace and maintain in good condition all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, dock doors, dock equipment, plumbing, water and sewer lines up to points of common connection, entries, doors, ceilings, windows, the heating, ventilation, and air conditioning units serving the Premises (the “HVAC”), and interior walls, which repair and replacement obligations include capital repairs or capital replacements whose benefit may extend beyond the Expiration Date. The HVAC systems serving the Premises that Tenant is required to maintain pursuant to this Paragraph 12 shall be maintained at Tenant’s expense pursuant to maintenance service contracts entered into by Tenant in accordance with Exhibit E to this Lease. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. If Tenant fails to perform any maintenance, repair, or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within 10 business days after demand. Subject to Paragraphs 10 and 16, Tenant shall bear the cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees, or Tenant’s failure to maintain the Premises in accordance with this Lease.

13.

Tenant-Made Alterations and Trade Fixtures. Tenant shall have the right to make alterations, additions, or improvements to the Premises (“Tenant-Made Alterations”), which are interior, do not impact the structure of the Building, and the cost of which does not exceed $25,000 in each instance, without Landlord’s consent; provided Tenant provides Landlord with a written notice of such Tenant-Made Alterations containing sufficient and complete information regarding such Tenant-Made Alterations. All other Tenant-Made Alterations shall require Landlord’s prior written consent, and approval of the plans, not to be unreasonably withheld, delayed or conditioned provided such alteration does not impact the structure of the Building, modify the exterior of the Building, or modify the utility or mechanical systems of the Project. Tenant shall reimburse Landlord for its reasonable out-of-pocket costs in reviewing plans and specifications and for monitoring construction. Promptly after Tenant’s written request, Landlord agrees to provide a good faith estimate of such out of pocket costs prior to incurring such costs (and shall not incur such costs if Tenant gives notice to Landlord that Tenant is withdrawing its request for such Tenant-Made Alterations). Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with Legal Requirements. Tenant shall cause, at its expense, all Tenant-Made Alterations to: (a) be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord using only good grades of materials, and (b) comply with Landlord’s insurance and Legal Requirements. Tenant shall provide Landlord with the names and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall cause its contractor to provide certificates of insurance for worker’s compensation, including a waiver of subrogation in favor of the Landlord Parties, and commercial general liability in an amount equal to USD$2,000,000 from an insurance company satisfactory to Landlord, including a provision of additional insured status for the Landlord Parties, from any contractor completing work on Tenant-Made Alterations. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord all final lien waivers from all contractors and subcontractors. Upon surrender of the Premises all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord’s property, except to the extent Landlord requires removal, in which case, at Tenant’s expense, Tenant shall repair any damage caused by such removal. Upon Tenant’s prior written request, Landlord shall provide Tenant a list of which Tenant-Made Alterations Landlord will require Tenant to remove upon surrender of the Premises.

At any time during the Lease Term, Tenant shall have the right to notify Landlord of its desire to expand the size of the Building by up to 33,000 square feet. In such event, Landlord and Tenant shall use good faith and commercially reasonable efforts to reach an agreement on such Building expansion, which such terms shall be approved by each party in such party’s sole discretion. The terms of any such Building expansion shall be memorialized by the parties in an amendment to this Lease.

Without Landlord’s prior approval, Tenant may erect shelves, racking, bins, machinery and trade fixtures (collectively “Trade Fixtures”) in the Premises provided that such items do not overload the Premises, may be removed without damaging the floor slab or the Premises, and installation thereof complies with all Legal Requirements. Such Trade Fixtures shall remain the sole property of Tenant and upon surrender of the Premises Tenant shall remove its Trade Fixtures and shall repair any damage to the floor slab or the Premises caused by such removal.

Subject to Landlord’s approval of the final plans and specifications for same as contemplated in the following paragraph, Landlord hereby approves those certain Tenant-Made Alterations to be completed by Tenant at its sole cost and expense in accordance with the provisions of this Paragraph and in accordance with the preliminary scope related thereto as described on Exhibit H (“Initial TI Work”).

Following the Effective Date, Tenant shall provide Landlord with final plans and specifications for the construction of such Initial TI Work (“Plans”). Within ten (10) business days of receipt of such Plans, Landlord shall either approve such Plans or provide a list of requested changes or deficiencies with respect to such Plans. If Landlord fails to respond within such ten (10) business day period, Tenant shall provide Landlord with written notice of such failure (“second notice”). In the event Landlord fails to respond to the Plans within five (5) business days of such second notice, such Plans shall be deemed approved. If Landlord provides a list of deficiencies with respect to such Plans, Tenant shall revise and resubmit such Plans for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. The foregoing iterative process (and timing) shall continue until Landlord and Tenant approve the Plans. Throughout the approval process, each party shall use commercially reasonable and diligent efforts to cooperate with the other and the other’s architect and professionals in responding to questions or requests for information or submissions. Notwithstanding anything herein to the contrary, and provided that no Event of Default exists or would exist but for the passage of time, giving of notice, or both, Landlord shall contribute up to a maximum amount of $94,500.00 (the “TI Allowance”), towards the Initial TI Work which can be capitalized by Landlord (as opposed to repairs and maintenance to the Premises). Tenant may request the TI Allowance be paid in increments of not less than $20,000.00 (subject to the final request being in a lesser amount), which each such increment shall be paid by Landlord to Tenant within 30 days following (i) a written request from Tenant setting forth the portion of the TI Allowance being requested, (ii) completion of the portion of the Initial TI Work corresponding to the requested TI Allowance amounts, as completion of such work is reasonably determined by Landlord’s construction manager, (iii) Landlord’s receipt of Tenant’s invoice from Tenant’s contractors and subcontractors (“Tenant’s Contractors”) substantiating the costs related thereto, and (iv) Landlord’s receipt of conditional lien waivers from all Tenant’s Contractors who did work on the portion of the Initial TI Work for which Tenant is requesting a TI Allowance payment. Landlord shall be entitled to withhold the final $10,000 of the TI Allowance, which shall be released upon receipt of (A) a final Tenant invoice substantiating the final costs related to the Initial TI Work, and (B) final and unconditional lien waivers from Tenant’s Contractors who did work on the Initial TI Work. Landlord shall be under no obligation to pay for any Initial TI Work in excess of the TI Allowance. Further, such TI Allowance shall only be available for Tenant’s use through December 31, 2022, and Tenant hereby waives any and all rights to any unused portion of the TI Allowance remaining thereafter unless Landlord and Tenant agree in writing to extend such deadline; provided that such date shall be extended on a day for day basis as a result of delays caused by Force Majeure.

14.

Signs. Tenant shall not install any decorations, flags, pennants, banners, exterior awnings, window or door lettering, placards, advertising media, lights or signs to the exterior of the Building, or interior window blinds, draperies, bars, or other window treatments which are visible from the exterior of the Building, without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion. Prior to the surrender or vacation of the Premises, Tenant shall remove all signs and repair, paint, and/or replace the building facia surface damaged as a result. Tenant, at its expense, shall obtain all applicable governmental permits and approvals for any sign. Subject to (i) Landlord’s review and approval of the final plans for same, (ii) applicable Legal Requirements, and (iii) to Landlord’s standard Building and Project signage packages, Tenant shall have the exclusive right to install signage on (a) the monument sign at the front of the Project, (b) on the front façade of the Building, and (c) at the entrance to the Premises, in each case, at Tenant’s sole cost and expense.

15.

Parking. Tenant may park operable vehicles in areas of the Project designated for non-reserved parking and park operable vehicles and trailers overnight at the truck loading docks and designated truck and trailer parking areas for the Premises, provided there is no interference with the access of other tenants to the Building and Project parking lots and truck courts. Landlord may allocate parking spaces among Tenant and other tenants if Landlord reasonably determines such allocation is beneficial to the Project. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. If Tenant fails to comply with any of the parking requirements or otherwise creates a nuisance for other tenants at the Project as a result of Tenant’s parking or staging of vehicles (a “Parking Default”), and such Parking Default continues for more than 3 days from Landlord’s demand to cease such Parking Default, Landlord may, in addition to any other rights, cause vehicles causing a Parking Default to be towed at Tenant’s cost without liability to Landlord, and Landlord may hire a parking management company to enforce Parking Defaults by Tenant, and Tenant Parties, and Tenant shall reimburse Landlord for all costs incurred with respect to such parking management no later than thirty (30) days from receipt of an invoice for such amount. Notwithstanding anything to the contrary set forth in this Lease, if Tenant occupies the entire Building during the Lease Term, Landlord shall not grant any third party the right to utilize any of the parking areas serving the Premises.

16.

Restoration. If at any time during the Lease Term the Premises are damaged by fire or other casualty, Landlord shall notify Tenant in writing within 60 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 6 months, either Landlord or Tenant may elect to terminate this Lease upon written notice to the other party given no later than 30 days after Landlord’s notice. If neither party elects to terminate this Lease, or if Landlord estimates that restoration will take 6 months or less, then Landlord shall, subject to delays arising from the collection of insurance proceeds or from events of Force Majeure, restore the Premises, excluding any Tenant-Made Alterations. Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage. Base Rent and Operating Expenses shall be abated for the period of repair and restoration commencing on the date of such casualty event in the proportion of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided above, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

17.

Condemnation. If any part of the Premises or the Project are taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would materially interfere with or impair Landlord’s ownership or operation of the Building or Project, then upon written notice by Landlord this Lease shall terminate and Base Rent and Operating Expenses shall be apportioned as of such date. If part of the Premises is Taken, and this Lease is not terminated as provided above, the Base Rent and Operating Expenses shall be proportionately reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Without diminishing Landlord’s award, Tenant shall have the right to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s Trade Fixtures.

18.

Assignment and Subletting. Except as provided below, Tenant shall not assign this Lease or sublease the Premises or any part thereof, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and any attempt to do so without Landlord’s consent shall be void and of no effect. Furthermore, Tenant shall not mortgage, or pledge, its leasehold interest in this Lease. It shall be reasonable for the Landlord to withhold, delay or condition consent to any assignment or sublease if the intended use of the Premises by the assignee or sublessee would impact the operations of other tenants, their use of the Project, or impair Landlord’s ability to re-lease other space in the Building or Project. Tenant shall provide to Landlord all information concerning the assignee or sublessee as Landlord may reasonably request, and any approved assignment or sublease shall be (i) expressly subject to the terms and conditions of this Lease, and (ii) revocable if there is an uncured Event of Default, either at the time of notice or as of the effective date of the assignment or sublease. For purposes of this Paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the foregoing to the contrary, provided no Event of Default has occurred, Tenant may, without Landlord’s prior written consent, assign this Lease to any entity into which Tenant is merged or consolidated, or to any entity to which substantially all of Tenant’s assets are transferred, provided the following conditions are met: (x) such merger, consolidation, or transfer of assets is not principally for the purpose of transferring Tenant’s leasehold estate, (y) either such merger, consolidation, or transfer of assets does not adversely affect the legal existence of the Tenant hereunder, or such surviving entity agrees to assume all obligations and liabilities under this Lease (including those which may have accrued prior to the effective date of such Permitted Transfer as defined below) in a form acceptable to Landlord acting in a reasonable manner, and (z) such merger, consolidation, or transfer of assets of Tenant does not reduce the tangible net worth of Tenant (or the surviving entity) after giving effect to such transfer (“Permitted Transfer”). Tenant hereby agrees to give Landlord written notice thirty (30) days prior to such merger, consolidation, or transfer of assets along with any documentation reasonably requested by Landlord related to the required conditions as provided above. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a “Tenant Affiliate”), without the prior written consent of Landlord. Landlord may charge Tenant USD $1,500 in connection with any assignment or sublease for which Landlord’s consent is required. This Lease shall be binding upon Tenant and its successors and permitted assigns. Upon Landlord’s receipt of Tenant’s written notice of a desire to assign or sublet the Premises, or any part thereof (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within 30 days, terminate this Lease as of the commencement date specified in Tenant’s notice, with respect to the space described in Tenant’s notice. Tenant may withdraw its notice to sublease or assign by notifying Landlord within 10 days after Landlord has given Tenant notice of such termination, in which case the Lease shall not terminate but shall continue.

Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant’s obligations shall remain liable for the payment of the Base Rent, Operating Expenses, and any other amounts due, and compliance with all of Tenant’s obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignment or subletting). In the event that the rent due by a sublessee or assignee exceeds the rental payable under this Lease, then Tenant shall pay to Landlord fifty percent (50%) of such excess as additional rent within 10 business days following receipt by Tenant.

If this Lease is assigned or if the Premises are subleased (whether in whole or in part), or if the Premises are occupied by anyone other than Tenant, then upon an Event of Default Landlord may collect rent from any occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder.

19.

Indemnification. Except for the negligence, or willful misconduct, of the Landlord Parties, Tenant agrees to indemnify, defend and hold harmless the Landlord Parties, and Landlord’s agents, employees, and contractors, from and against all losses, liabilities, damages, costs and expenses (including attorneys’ fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises by Tenant or Tenant Parties, or from any activity, work, or thing done, permitted or suffered by Tenant or Tenant Parties in or about the Project or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant’s obligations under this Paragraph.

20.

Inspection, Data and Access. Landlord and its agents, representatives, and contractors may enter the Premises at reasonable times to inspect the Premises, for any business purpose, and, during the last year of the Lease Term, to show the Premises to prospective tenants. Landlord shall not enter the Premises for the purposes stated in this Paragraph without providing at least 24 hours’ telephonic notice to Tenant, unless an emergency circumstance exists. Landlord may erect signs on the Building stating the Premises are available to lease or that the Project is available for sale. Landlord may grant easements, make public dedications, designate and modify common areas and create restrictions affecting the Project (collectively “Encumbrances”), provided that such Encumbrances do not materially interfere with Tenant’s use or occupancy of the Premises, reduce Tenant’s rights under this Lease, or result in any direct or indirect financial or other obligation to Tenant, and Tenant agrees to execute any instruments as may be necessary for such Encumbrances.

21.

Quiet Enjoyment. Absent any Event of Default subject to the terms of this Lease, Tenant shall have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

Surrender. Upon the Expiration Date or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, ordinary wear and tear, casualty loss and condemnation covered by Paragraphs 16 and 17 excepted and otherwise in accordance with the Move Out

Conditions attached hereto. Any Trade Fixtures, Tenant-Made Alterations required to be removed pursuant to the terms of this Lease and property not removed by Tenant as required shall either, at Landlord’s election: (i) become the property of Landlord, or (ii) be deemed abandoned in which case it may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property. Any outstanding Tenant obligations under this Lease shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment of Operating Expenses, and all obligations concerning the condition and repair of the Premises. Notwithstanding anything contained herein to the contrary, in the event Tenant fails to surrender the Premises in the condition as provided herein, upon the expiration, or earlier termination, of this Lease, Tenant agrees that Landlord shall have the right, but not the obligation, to complete such modifications, maintenance, repairs, and replacements on Tenant’s behalf, and Tenant shall reimburse Landlord for such costs as estimated by independent contractors, along with a management fee equal to five (5%) of such costs, no later than thirty (30) days from receipt of demand.

22.

Holding Over. If Tenant retains possession of the Premises after the Expiration Date, such possession shall be subject to immediate termination by Landlord, and all terms of this Lease shall be applicable during such holdover period except (i) any expansion, renewal, or similar right or option, and (ii) Base Rent for the holdover period shall be 150% the then-effective Base Rent. All other amounts payable under this Lease shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. Holding over by Tenant (with or without consent of Landlord) shall not extend this Lease except as otherwise expressly provided, and this Paragraph shall not be construed as consent for Tenant to retain possession of the Premises. For purposes of this Paragraph, “possession of the Premises” shall continue until Landlord has complete control over the Premises, all keys have been delivered, and Tenant has fulfilled all required obligations upon termination of the Lease concerning the condition and repair of the Premises.

23.	Events of Default. Each of the following shall be an event of default (“Event of Default”) by Tenant:

a)

Tenant fails to pay any installment of Base Rent, Operating Expenses, or any other payment required when due, and such failure shall continue for a period of 5 days after written notice from Landlord to Tenant that such payment was due; provided, however, that Landlord shall not be obligated to provide written notice of such failure more than 2 times in any consecutive 12-month period, and the failure of Tenant to pay any subsequent installment of Base Rent or any other payment required herein when due in any consecutive 12-month period shall constitute an Event of Default by Tenant under this Lease without the requirement of notice or opportunity to cure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable law.

b)

Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (i) make a general assignment for the benefit of creditors; (ii) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “proceeding for relief”); (iii) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (iv) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

c)

Any insurance required to be maintained by Tenant pursuant to this Lease is cancelled or terminated, expires, or is reduced or materially changed (except, in each case, as permitted in this Lease) or Tenant fails to timely deliver to Landlord any certificate of insurance as required under Paragraph 10.

d)

Tenant vacates the Premises and fails to make arrangements reasonably acceptable to Landlord to ensure that (i) Tenant’s insurance for the Premises will not be voided or cancelled, (ii) the Premises will be secured, and (iii) the Premises will be properly maintained, including maintaining utility services. Tenant shall inspect the Premises at least monthly and report to Landlord in the event the condition of the Premises has adversely changed.

e)	Tenant assigns, subleases or transfers Tenant’s interest in this Lease except as permitted in this Lease.

f)

Tenant fails to discharge or bond over in an manner reasonably satisfactory to Landlord any lien placed upon the Premises or Building within 20 days after such lien or encumbrance is filed against the Premises or Building.

g)

Tenant fails to comply with any provision of this Lease other than those specifically referred to in this Paragraph, and such default shall continue for more than 30 days after Landlord has given Tenant written notice of such default except as otherwise provided in this Lease (said notice being in lieu of, and not in addition to, any notice required as a prerequisite to a forcible entry and detainer or similar action for possession of the Premises); provided, however, that Tenant shall not be in default under the circumstances described in this Paragraph 24 if Tenant has made diligent efforts to cure such default within the thirty (30) day period described therein, and thereafter proceeds continuously and diligently to cure such default within a commercially reasonable time.

24.

Landlord’s Remedies. Upon each occurrence of an Event of Default and so long as such Event of Default continues, Landlord may at any time elect to: (i) terminate this Lease or Tenant’s right of possession, (but Tenant shall remain liable as hereinafter provided), and/or (ii) pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant’s right of possession, Landlord may without formal demand or notice of any kind, re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and remove Tenant, and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all property at the Premises. Notwithstanding anything contained herein to the contrary, in the event Landlord delivers three notices of an Event of Default under this Lease in any twelve-month period, any subsequent Event of Default under the Lease shall be deemed an immediate Event of Default, and Tenant shall have no cure period as otherwise provided in this Lease and Landlord may immediately pursue all of its remedies as provided in this Lease.

If Landlord terminates this Lease, Landlord may recover from Tenant the sum of (i) all Base Rent, Operating Expenses, and all other amounts payable by Tenant which have accrued to the date of such termination; (ii) the value of the Base Rent for any periods of abated Base Rent based on the Base Rent amount that immediately follows such period of abatement; (iii) the cost of reletting the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, costs of removing and storing property, repairing or altering the Premises for a new tenant(s); (iv) all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys’ fees and court costs; and (v) the excess of the then present value of the Base Rent, Operating Expenses, and other amounts payable by Tenant under this Lease applicable during the period following the termination of this Lease to the Expiration Date, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

If Landlord terminates Tenant’s right of possession (but not this Lease), Landlord may, but shall be under no obligation to, relet the Premises for the account of Tenant without releasing Tenant from liability and without demand or notice to Tenant. Any reletting of the Premises shall be on such terms and conditions satisfactory to Landlord in its sole discretion (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing of any other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant’s obligations be diminished because of Landlord’s failure to relet the Premises or collect rent from such reletting. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the Base Rent and Operating Expenses due and payable by Tenant for such period or periods, plus the cost of recovering possession of the Premises (including attorneys’ fees and costs of suit), the unpaid Base Rent, Operating Expenses, and other amounts accrued including interest per paragraph 37(l) below at the time of repossession, and the costs incurred by Landlord’s efforts to relet the Premises. If the Premises are relet and a sufficient sum is not realized from such reletting [after first deducting the unpaid Base Rent, Operating Expenses, and other amounts accrued under this Lease at the time of reletting, the cost of recovering possession (including attorneys’ fees and legal costs), the costs and expenses of repairs, alterations, and additions, reletting expenses (including leasing commissions and repairs completed by Landlord on Tenant’s behalf) and the cost of rent collection] to satisfy the rent provided for in this Lease, then Tenant shall immediately pay any such deficiency upon demand. Tenant agrees that Landlord may file suit to recover any sums as they become due. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

Landlord’s exercise of any remedies shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance the terms hereof shall not be construed as having created a custom or manner in any way contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent Event of Default. Receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless agreed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives all right of redemption in case the Lease is terminated, or Tenant shall be dispossessed by a judgment or by warrant of any court or judge. In the event Landlord exercises self-help, or lock-out, remedies as provided by law, Tenant hereby waives all claims against Landlord for any business loss or business interruption which Tenant may incur and any property remaining on the Premises shall be deemed abandoned by Tenant and Landlord may store, remove, or disposed of such property at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property. The terms “enter,” “re-enter,” “entry” or “re-entry,” as used in this Lease, are not restricted to their technical legal meanings.

25.

Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default unless Landlord fails to perform any of its obligations within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require more than 30 days, then after such period of time as is reasonably necessary). All obligations of Landlord shall be construed as covenants, not conditions; and, except as may be otherwise provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the then current owner of the Premises, and in the event of a transfer of ownership of the Premises, such transferring owner shall be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Building, and in no event shall any personal liability or recourse to any other property or assets of Landlord be asserted against Landlord in connection with this Lease.

26.

Subordination. Without the necessity of any further instrument or act of Tenant, this Lease, and Tenant’s interest and rights hereunder, are, and shall be, subject and subordinate at all times to the lien of any existing or future first mortgage on the Building or any ground lease which the Building is subject to, and all amendments, modifications, assignments and extensions thereof. Tenant agrees, at the election of the holder of any such mortgage, or lessor for any ground lease, to attorn to any such holder or lessor. Tenant agrees upon demand to execute, acknowledge and deliver such commercially reasonable instruments, confirming such subordination and such instruments of attornment as shall be reasonably requested by any such holder; provided that such instrument shall not increase the obligations of Tenant under this Lease or decrease the rights of Tenant under this Lease in any material respect. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant. The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust.

Notwithstanding the preceding provisions of this Paragraph, this Lease and Tenant’s interest in the Premises shall not be subordinate to any future mortgage or deed of trust on the Building, and Tenant shall not be obligated to execute an instrument subordinating this Lease or Tenant’s interest in the Premises to any future mortgage or deed of trust on the Building, unless concurrently with such subordination the holder of such mortgage or deed of trust agrees in such instrument of subordination not to disturb Tenant’s possession of the Premises (so long as no default exists under the Lease) in the event such holder acquires title to the Premises through foreclosure, deed in lieu of foreclosure or otherwise.

27.

Mechanic’s Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon the Building, the Premises or this Lease. Tenant covenants and agrees that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of claims or liens asserted against the leasehold estate, the interest of Landlord in the Premises, or under this Lease. Tenant shall give Landlord immediate written notice of any lien or encumbrance placed against the Premises (to the extent Tenant has actual knowledge thereof) and cause such lien or encumbrance to be discharged, or bonded over in a manner satisfactory to Landlord, within 20 days of the filing or recording thereof.

28.

Estoppel Certificates. Tenant agrees to execute and deliver to Landlord or Landlord’s designee, within 10 business days after Landlord’s request, an estoppel certificate containing customary provisions. No cure or grace period provided in this Lease shall apply to Tenant’s obligations to timely deliver an estoppel certificate.

29.

Environmental Requirements. Except for Hazardous Materials contained in: (i) products used by Tenant in de minimis quantities for ordinary cleaning and office purposes; (ii) forklift propane tanks, and (iii) products stored and/or distributed by Tenant in their original, sealed, and unopened containers, or as otherwise contemplated in Exhibit I, Tenant shall not bring, permit, or cause any party to bring any Hazardous Material onto the Project, or transport, store, use, generate, manufacture, or dispose of any Hazardous Material in, on, or about the Project without Landlord’s prior written consent. Tenant, at its sole cost and expense, shall: (v) operate its business at the Project in strict compliance with all Environmental Requirements, including complying with all reporting obligations imposed by applicable Environmental Requirements in the capacity as “operator” of Tenant’s “facility” and the “owner” (as such terms are used in applicable Environmental Requirements) of all Hazardous Materials brought onto the Project by Tenant, or any Tenant Parties (as defined below), and the wastes, by-products, or residues generated, resulting, or produced therefrom, or extracted from the Project; (w) promptly provide copies of any claims, reports, complaints, notices, letters, warnings or asserted violations relating in any way to Hazardous Materials at the Project which Tenant receives or sends; (x) promptly and diligently remediate in a manner satisfactory to Landlord any Hazardous Materials released on, or from, the Project by Tenant, its agents, employees, contractors, subtenants, licensees, or invitees (collectively, the “Tenant Parties”); (y) promptly notify Landlord in writing of any spill, release, discharge, or disposal of any Hazardous Material in, on, or under the Project of which Tenant has actual knowledge; and (z) promptly complete and deliver any disclosure or certification requested by Landlord concerning Tenant’s, or any Tenant Parties’, transportation, storage, use, generation, manufacture or release of Hazardous Materials in, on, or about the Project. Tenant shall be strictly liable to Landlord as a result of Tenant’s, or any Tenant Parties’, transportation, storage, use, generation, manufacturing, disposal, or release of Hazardous Materials at the Project without regard to the fault or negligence of any other party. No cure or grace period provided in this Lease shall apply to Tenant’s obligations to promptly commence and diligently pursue its remediation obligations in accordance with the terms and conditions of this Paragraph. The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders, or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions, including, without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant regulated by any Environmental Requirements, asbestos, radioactive materials, and petroleum (including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel or mixtures of natural gas and such synthetic gas).

Tenant shall have no liability of any kind to Landlord as to Hazardous Materials on the Project which arise prior to the Commencement Date, or during the Lease Term, which were caused or permitted by any party other than Tenant, or any Tenant Parties.

Tenant shall indemnify, defend, and hold the Landlord Parties harmless from and against any and all losses (including diminution in value of the Premises or the Project, and loss of rental income from the Project), claims, demands, actions, suits, damages (including punitive damages), costs and expenses (including reasonable attorney, consultant, and expert fees) which are brought or recoverable against, or suffered or incurred by Landlord as a result of: (i) any release of Hazardous Materials on, or from, the Project by Tenant, or any Tenant Parties, or (ii) Tenant’s, or any Tenant Parties’, breach of, or noncompliance with, this Paragraph, regardless of whether Tenant had knowledge of such noncompliance. Tenant’s obligations under this Paragraph shall survive the Expiration Date or earlier termination of this Lease.

Landlord (including Landlord’s consultants, lenders, or designees) shall have access to, and the right to inspect and perform tests at the Premises to assess the condition of the Premises, or determine Tenant’s compliance with this Paragraph, or any applicable Environmental Requirements. If such inspection reveals noncompliance by Tenant, Tenant shall promptly reimburse Landlord for the reasonable cost of such inspection and testing. Landlord’s receipt of a ‘clean’ environmental assessment shall in no way release Tenant from its obligations under this Paragraph or constitute a waiver by Landlord of its rights and remedies herein.

Landlord represents to Tenant that to Landlord’s current, actual knowledge there are no Hazardous Materials in reportable quantities at the Building. The phrase “current, actual knowledge of Landlord” shall mean and refer only to the best of the current, actual knowledge of the officers of Landlord having direct, operational responsibility for the Building, with the express limitations and qualifications that the knowledge of any contractor or consultant shall not be imputed to Landlord, and none of such officers has made any special investigation or inquiry, and none of such officers has any duty or obligation of diligent investigation or inquiry, or any other duty or obligation, to acquire or to attempt to acquire information beyond or in addition to the current, actual knowledge of such persons.

30.

Rules and Regulations. Tenant shall comply with all rules and regulations reasonably established by Landlord covering use of the Premises and the Project. provided to Tenant from time to time. The current rules and regulations are attached hereto as Exhibit B. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

31.

Security Service. Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any breach of security or loss by theft or any other damage suffered or incurred by Tenant.

32.

Force Majeure. Except for monetary obligations, neither Landlord nor Tenant shall be responsible for delays in the performance of its obligations hereunder caused by labor disputes, acts of God, inability to obtain labor or materials, governmental restrictions or regulations or delay in issuance of permits, enemy or hostile governmental action, civil commotion, pandemics, epidemics, casualty, and other causes beyond the reasonable control of Landlord or Tenant, as the case may be (“Force Majeure”).

33.

Entire Agreement. This Lease constitutes the entire agreement of Landlord and Tenant with respect to the subject matter hereof. Any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may only be amended by an instrument in writing signed by both parties hereto.

34.

Severability. If any clause of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties that such clause be replaced with a valid clause of similar meaning and that the remainder of this Lease shall not be affected.

35.

Brokers. Each party represents and warrants to the other that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the Landlord Broker and Tenant Broker, if any, set forth in Paragraph 1 of this Lease, and each party agrees to indemnify and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this leasing transaction.

36.	Miscellaneous.

a)	TIME IS OF THE ESSENCE AS TO THE PERFORMANCE OF TENANT’S AND LANDLORD’S OBLIGATIONS UNDER THIS LEASE.

b)	Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

c)	If the term “Tenant,” includes more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

d)

All notices provided under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to Landlord or Tenant at the applicable notice address as provided in Paragraph 1 of this Lease. Either party may, by the above notice, change its notice address for all subsequent notices or add an additional party to be copied on all subsequent notices. Except where otherwise provided to the contrary, notice shall be deemed given upon delivery or refusal of delivery

e)	Except as otherwise provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

f)

At Landlord’s request, (not made more than once per calendar year), Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant’s accountants and any other financial information or summaries that Tenant typically provides to its lenders, shareholders or owners.

g)	Neither this Lease, nor a memorandum of lease, shall be recorded by or on behalf of Tenant; however, upon request by Landlord, Tenant will execute, and Landlord may record, a memorandum of lease.

h)	Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

i)

The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments to the Lease.

j)

The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

k)

Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

l)	Any amount not paid by Tenant when due shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 15 percent per year.

m)

All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

n)

In the event either party initiates litigation to enforce the terms and provisions of this Lease, the non-prevailing party in such action shall reimburse the prevailing party for its reasonable attorneys’ fees, filing fees, and court costs.

o)

Tenant agrees that Landlord shall have the right, without Tenant’s consent, to place a solar electric generating system on the roof of the Building or enter into a lease for the roof of the Building whereby such roof tenant shall have the right to install a solar electric generating system on the roof of the Building (provided that the exercise of Landlord’s rights does not adversely affect Tenant’s use and occupancy of the Premises or subject Tenant to additional costs). Except as provided otherwise in this Lease, Tenant hereby waives all rights to use, and agrees and acknowledges that Landlord shall retain the exclusive right to the use of the exterior of the Building and Project for any signage purposes, virtual or otherwise. Landlord may request in writing (not more frequently than once per calendar year unless required by applicable Legal Requirements), and Tenant shall deliver to Landlord, at Tenant’s sole cost and expense, data regarding utility usage consumed in the operation of the Premises as required by applicable law and for the purposes of benchmarking or in order to provide, maintain, improve, and keep in good working order the Project. Tenant can satisfy the requirement to provide utility data by either: (a) executing a written consent as necessary for Landlord to obtain such information directly from the utility company, or (b) providing the data to Landlord in an electronic format reasonably acceptable to Landlord.

p)

This Lease may be executed in multiple counterparts, each of which shall be considered an original, but all of which shall constitute one and the same agreement. The signature of a party transmitted electronically (e.g., e-signature) or by facsimile, PDF and/or other electronic image file format shall constitute and have the same force and effect as the original signature of the party. Following execution, a PDF (or similar image file format) of this entire agreement (whether signed electronically or in ink) shall be considered to be the original agreement for all purposes.

q)	All references and uses of the term “days” in this Lease shall mean calendar days unless otherwise specified.

r)	Tenant represents to Landlord and Landlord hereby represents to Tenant that,

(i)

such entity, nor any person or entity that directly owns a 10% or greater equity interest in it nor any of its officers, directors or managing members is a person or entity (each, a “Prohibited Person”) with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury, including those parties names on the OFAC’s Specially Designated and Blocked Persons List and those covered pursuant to Executive Order 13224 (the “Executive Order”) signed on September 24, 2001, entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; and

(ii)

that such entity’s activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or USA Patriot Act or the regulations or orders promulgated thereunder (as amended from time to time, the “Money Laundering Acts”).

37.

WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (IN CONTRACT, TORT, OR OTHERWISE), BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

[Remainder of page is intentionally blank; signature page to follow]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Effective Date.

TENANT:	LANDLORD:

RayzeBio, Inc. By: /s/ Ken Song Name: Ken Song Title: CEO	PLDAB LLC a Delaware limited liability company By: Prologis, a Maryland real estate investment trust, its sole member By: /s/ Cody Riles Name: Cody Riles Title: Vice President – Market Officer

Exhibit A: SITE PLAN

Exhibit B: PROJECT RULES AND REGULATIONS

1.	The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2.	Tenant shall not place any personal property or objects in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.	Except for service dogs, no animals shall be allowed in, or on, any part of the Building or the Project.

4.

If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how any conduit or wires may be introduced; and, without such direction, no boring or cutting of existing wires or conduit is permitted. Any such installation or connection shall be made at Tenant’s expense.

5.

Tenant shall not install or operate any steam or gas boiler. The use of oil, gasoline or flammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

6.

Parking any type of recreational vehicles or boats is specifically prohibited on or about the Project. Parking any type of trucks, trailers or other vehicles in the Building except as expressly permitted by the terms of the Lease is specifically prohibited. In no event shall any inoperable vehicles be parked at the Project, nor shall any “For Sale” or other advertising signs be displayed for any parked vehicle. No repair, maintenance or washing of vehicles shall take place on the Project. All vehicles shall be parked in designated parking areas in conformity with all signs and other markings.

7.	Tenant shall use commercially reasonable efforts to maintain the Premises free from rodents, insects and other pests.

8.

Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or should harass or threaten, verbally or physically Landlord’s employees, or contractors, or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

9.	All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas provided, and all trash receptacles shall remain closed at all times.

10.

The Premises shall not be used for lodging, sleeping or cooking (other than kitchenette or break room use) or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

11.	Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

12.	Tenant shall not permit recreational or medical marijuana to be grown, sold, dispensed, or consumed on the Premises or Project.

13.	Tenant shall not permit smoking in any interior area of the Premises.

14.

Tenant shall provide advance notice to Landlord of the date Tenant, or Tenant Parties, require access to the roof of the Building. Tenant shall follow all Legal Requirements, including, but not limited to, OSHA requirements, when Tenant or Tenant Parties access the roof of the Building, and shall use reasonable and appropriate safety precautions in order to ensure such employees, contractors, or agents are not subject to injury or death.

15.	Tenant shall not use any part of the Premises to store or in any other way handle firearms, firearms accessories, or ammunition.

Exhibit C: FORM OF COMMENCEMENT DATE CERTIFICATE

Notice Contact Name

Company Name

Notice Street Address

City, State Zip Code

RE:    Lease dated Date between Customer & Owner for Premises Address

Dear Salutation Notice Contact Last Name:

Welcome to your new facility. We would like to confirm the terms of the above referenced lease agreement:

Commencement Date:	Date
Expiration Date:	Date
Base Rent Commencement Date:	Date

We are pleased to welcome you as a customer of Prologis and look forward to working with you. Please indicate your agreement with the above changes to your lease by signing and returning the enclosed copy of this letter to me. If I can be of service, please do not hesitate to contact me.

Sincerely,

Property Manager Name
Title

Accepted    Accepted by Date:

by:

By:

Printed:

Title:

Exhibit D: MOVE-OUT CONDITIONS

Tenant shall surrender the Premises in the same condition as received, ordinary wear and tear, casualty loss, and condemnation covered by Paragraphs 16 and 17 excepted.

Before surrendering the Premises, Tenant shall remove all personal property, trade fixtures, and such alterations or additions to the Premises made by Tenant as may be required to be removed pursuant to the Lease. The following list is designed to assist Tenant with the move-out procedures but is not intended to be all inclusive. Upon Tenant’s completion of its surrender obligations as provided in this Lease, please contact Landlord’s property manager to coordinate turning in keys, utility and fiberoptic internet changeover, and scheduling an inspection of the Premises. In the event Tenant fails to arrange a joint inspection of the Premises with Landlord upon Tenant’s vacating of the Premises, Landlord’s inspection at, or subsequent to, Tenant’s vacation of the Premises shall be conclusively deemed correct for the purpose of determining Tenant’s responsibilities with respect to the repair and restoration of the Premises.

1. Lights:	All interior office, warehouse, dock, emergency and exit lights will be fully operational with all bulbs, ballasts and fixtures functioning.

2. Dock Levelers, Service Doors and Truck Doors:	All truck doors, service doors, and dock levelers shall be serviced and placed in good operating order, including the replacement of any dented or damaged truck door panels and adjustment of door tension to insure proper operation. All door panels which are replaced must be painted to match the building standard.

3. Dock Seals/Dock Bumpers:	Free of tears and broken backboards repaired. All dock bumpers must be left in place and well secured.

4. Columns	All columns in the warehouse and office shall be inspected for damage caused by Tenant. Necessary structural repairs must be pre-approved by Landlord prior to implementation. Any markings removed.

5. Warehouse Floor:	Free of stains and swept clean with no racking bolts and other protrusions or holes left in floor. Cracks, spalling, and racking bolt damage must be repaired with mm-80 (or equivalent) epoxy or polymer to match concrete color and finished smooth with slab surface. All floor striping (including paint or tape) in the Premises shall be removed with no residual staining or other indication that such striping or taping existed.

6. Tenant-Installed Equipment and Wiring:	Air lines, conveyor or process electrical distribution, junction boxes, conduit, etc., removed and space returned to the original condition when leased, reasonable wear and tear excepted.

7. Walls:	Sheetrock (drywall) and/ or plywood damage patched and fire-taped so that there are no holes in either office or warehouse walls. Any damage to perimeter concrete or metal walls similarly repaired.

8. Floor Finishes (Carpet and Tile):	Carpet and vinyl or ceramic tiles should be in a clean condition and absent any holes or chips, ordinary wear and tear excepted provided they have been maintained.

9. Roof:	Any Tenant-installed equipment must be removed with all roof penetrations properly repaired by a licensed roofing contractor approved by Landlord. Leaks arising from any Tenant-installed equipment or roof penetrations must be fixed in accordance with Landlord’s maintenance and repair recommendations.

10. Signs:	All exterior signs must be removed with holes patched and painted to match Building standard paint as necessary. All window or other interior signs must be removed.

11. Electrical & Plumbing:	All electrical and plumbing equipment to be returned in good working condition conforming to code.

12. Overall Cleanliness:	Clean windows, sanitize bathroom(s), vacuum carpet, and remove all trash and debris from office and warehouse. Remove all pallets and debris from exterior of Premises. All trade fixtures, dumpsters, racking, vending machines and other personal property to be removed.

13. Odors:	Remove any lingering odor which may exist in the Premises resulting from Tenant’s use and occupancy prior to surrendering or vacating the Premises.

Exhibit E: HVAC MAINTENANCE CONTRACT

Tenant agrees to enter into and maintain through the Lease Term, a regularly scheduled preventative maintenance/service contract for servicing all hot water, heating and air conditioning systems and equipment within the Premises. Landlord requires a qualified HVAC contractor perform this work.

The service contract must become effective within 30 days of occupancy, and Tenant shall provide Landlord with a copy of such service contract within such 30-day period. Service visits shall be performed on a quarterly basis. Tenant shall send the following list to a qualified HVAC contractor to be assured that these items are included in the maintenance contract:

HVAC MAINTENANCE

1.	Adjust belt tension;

2.	Lubricate all moving parts, as necessary;

3.	Inspect and adjust all temperature and safety controls;

4.	Check refrigeration system for leaks and operation;

5.	Check refrigeration system for moisture;

6.	Inspect compressor oil level and crank case heaters;

7.	Check head pressure, suction pressure and oil pressure;

8.	Inspect air filters and replace when necessary;

9.	Check space conditions;

10.	Check condensate drains and drain pans and clean, if necessary;

11.	Inspect and adjust all valves;

12.	Check and adjust dampers;

13.	Run machine through complete cycle.

Exhibit F: ONE RENEWAL OPTION AT MARKET

(a) Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term, (x) Tenant (including any Tenant Affiliate or a successor by a Permitted Transfer) is the Tenant originally named herein, (y) Tenant (including any Tenant Affiliate or a successor by a Permitted Transfer) actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of 60 months (such additional term is hereinafter called the “Extension Term”) commencing on the day following the expiration of the Lease Term (hereinafter referred to as the “Commencement Date of the Extension Term”). Tenant shall give Landlord notice (hereinafter called the “Extension Notice”) of its election to extend the term of the Lease Term at least 9 months, but not more than 12 months, prior to the scheduled expiration date of the Lease Term.

(b) The Base Rent payable by Tenant to Landlord during the Extension Term shall be the greater of (i) the Base Rent applicable to the last year of the initial Lease Term and (ii) the then prevailing market rate for comparable space in the Project and comparable buildings in the vicinity of the Project, taking into account the size of the Premises, the age of the Building, amenities, location, the length of the renewal term, market escalations and the credit of Tenant. The Base Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord’s not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period). In the event Landlord and Tenant fail to reach an agreement on such rental rate and execute the Amendment (defined below) at least 9 months prior to the expiration of the Lease, then Tenant’s exercise of the renewal option shall be deemed withdrawn and the Lease shall terminate on its original expiration date.

(c) The determination of Base Rent does not reduce the Tenant’s obligation to pay or reimburse Landlord for Operating Expenses and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such Operating Expenses and other items with respect to the Premises during the Extension Term without regard to any cap on such expenses set forth in the Lease.

(d) Except for the Base Rent as determined above, Tenant’s occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, renew or extend the Lease.

(e) If Tenant does not give the Extension Notice within the period set forth in paragraph (a) above, Tenant’s right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Extension Notice.

(f) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term. The Premises shall be tendered on the Commencement Date of the Extension Term in “as-is” condition.

(g) If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the “Amendment”).

(h) If Tenant exercises its right to extend the term of the Lease for the Extension Term pursuant to this Exhibit, the term “Lease Term” as used in the Lease, shall be construed to include, when practicable, the Extension Term except as provided in (d) above.

EXHIBIT G: LETTER OF CREDIT FORM

IRREVOCABLE STANDBY LETTER OF CREDIT NO. ______

DATE:

BENEFICIARY: 1800 Wazee Street, Suite 500 Denver, Co 80202 Attn: Legal Department	APPLICANT:

BENEFICIARY:

By order of our client,                     , as tenant (“Tenant”) in that certain lease agreement dated            , 20___ by and between Beneficiary and Tenant for that certain premises located at (the “Lease Agreement”), we hereby establish this Irrevocable Transferable Letter Of Credit No. _______ in your favor for an amount up to but not exceeding the aggregate sum of                                      and no/100 U.S. Dollars ($             ) (as reduced from time to time in accordance with the terms hereof, the “Letter Of Credit Amount”), effective immediately, and expiring on the close of business one year from the date hereof at our office at                                          Attn:                                   unless renewed as hereinafter provided.

Funds under this Letter Of Credit are available to you on or prior to the expiry date against presentation by you of your (i) sight drafts drawn on us in the form of Annex 1 hereto, indicating this letter of credit number and (ii) request in the form of Annex 2 hereto (such sight draft and request, together referred to as a “Drawing Request”), sight draft(s), completed and signed by an agent of the Beneficiary. Presentation of your Drawing Request may be made by you to us at the address set forth above or may be made by facsimile transmission, to the following facsimile number                     . You may present to us one or more Drawing Request from time to time prior to the expiry date in an aggregate amount not to exceed the Letter Of Credit Amount then in effect (it being understood that the honoring by us of each drawing request shall reduce the Letter Of Credit Amount then in effect). The proceeds of any draw under this Letter of Credit shall be remitted to an account designated by the Beneficiary in the Draw Letter, whether such account is in the name of the Beneficiary or any other named entity.

This Letter Of Credit will be automatically renewed for a one-year period upon the expiration date set forth above and upon each anniversary of such date, unless at least sixty (60) days prior to such expiration date, or prior to any anniversary of such date, we notify both you and the applicant in writing by certified mail that we elect not to so extend the Letter Of Credit. In the event that we elect not to extend the Letter Of Credit, you may immediately draw down on the full amount of the Letter Of Credit by presentation of your drawing request. Further, in the event that the Applicant commences any proceeding for relief as defined in the Lease Agreement, you may immediately draw down on the full amount of the Letter Of Credit by presentation of your drawing request.

This Letter Of Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this Letter Of Credit is referred to or to which this Letter Of Credit relates, and no such reference shall be deemed to incorporate herein by reference any document or instrument.

All bank charges and commission incurred in this transaction are for the Applicant’s account.

This Letter Of Credit is transferable by you and your successors and assigns any number of times in its entirety and not in part, to any successor of the Beneficiary’s interests in the Lease Agreement, but only by delivery to us of a Notice Of Transfer in the form of Annex 3 hereto. Our transfer fee will be payable by the Applicant.

We hereby agree with the drawers, endorsers, and bona fide holders of drafts drawn under and in compliance with the terms of this Letter Of Credit that such drafts will be duly honored upon presentation to the drawee from our own funds and not the funds of the Applicant and shall be available to such drawers, endorsers, and bona fide holders, as the case may be, on or before 4:00 p.m.,                      time, on the business day (defined below) next following the date on which such drafts are received by us. “Business Day” shall mean any day which is not a Saturday, Sunday or day on which we are required or authorized by law to be closed in                         .

To the extent not inconsistent with the express terms hereof, this Letter Of Credit shall be governed by, and construed in accordance with, the terms of the International Standby Practices 1998 Publication 590 (“ISP 98”) and as to matters not governed by the ISP 98, this Letter Of Credit shall be governed by and construed in accordance with the laws of the State of                         .

Very truly yours,

Name: Title:	Name: Title:

Annex 1

Sight Draft

                    , 20__

[Name & address of issuing bank]

For value received, at sight pay to the order of [name of Beneficiary], the sum of [amount in words] [amount in figures] United States Dollars drawn under                          Irrevocable Transferable Letter Of Credit No. ______ dated                         , 20__.

[Beneficiary]

By:
Name:
Title:

Annex 2

Drawing Request

                         , 20__

[Name & address of bank]

RE: Irrevocable Transferable Letter Of Credit No                     . (the “Letter Of Credit”)

The undersigned (the “Beneficiary”), hereby certifies to                              (the “Issuer”) that:

(A)	The Beneficiary is making a request for payment in lawful currency of the United States Of America under Irrevocable Transferable Letter Of Credit No. (the “Letter Of Credit”) in the amount of $ .

(B)

The Letter Of Credit Amount (as defined in the Letter Of Credit) as of the date hereof and prior to payment of the amount demanded in this drawing request is $______. The amount requested by this drawing request does not exceed the Letter Of Credit Amount.

(C)

Demand is made for payment under the Letter Of Credit as a result of the occurrence and continuation of an event of default under the Lease Agreement (as defined in the Letter Of Credit) or as a result of non-renewal of the Letter Of Credit or as a result of the Applicant or Tenant (as defined in said Lease Agreement) commencing a proceeding of relief (as defined in said Lease Agreement).

Please wire the proceeds of the drawing to the following account of the Beneficiary at the financial institution indicated below:

Unless otherwise defined, all capitalized terms used herein have the meanings provided in, or by reference in, the Letter Of Credit.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this drawing request as of the __ day of                             , 20.

[Beneficiary]

By:
Name:
Title:

Annex 3

Notice Of Transfer

                    ,20__

[Name & address of issuing bank]

RE: Irrevocable Transferable Letter Of Credit No.

The undersigned (the “Beneficiary”), hereby notifies                      (the “Issuer”) that it has irrevocably transferred the above-referenced Letter Of Credit to              (the “Transferee”) with an address at                      effective as of the date the Issuer receives this Notice Of Transfer. The Transferee acknowledges and agrees that the Letter Of Credit Amount may have been reduced pursuant to the terms thereof, and that the Transferee is bound by any such reduction.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice Of Transfer this ____ day of ____________, 20__.

[Beneficiary]

By:
Name:
Title:

Agreed:

[Transferee]

By:
Name:
Its:

EXHIBIT H: Initial TI Work

1.	Installation of clean rooms

2.	Installation of laboratories

3.	Increase size of transformer

4.	Add mechanical yard

5.	Installation/upgrade of HVAC system

6.	[To be completed]

EXHIBIT I: STORAGE AND USE OF PERMITTED HAZARDOUS MATERIALS

1. Permitted Hazardous Materials and Use. Tenant has requested Landlord’s consent to Use (hereinafter defined) the Hazardous Materials listed below in its business at the Project (the “Permitted Hazardous Materials”). Landlord hereby consents to the Use of the Permitted Hazardous Materials subject to the terms of this Exhibit. Any Use of the Permitted Hazardous Materials in, on, or about the Project shall be done in a manner consistent with good engineering practice and in compliance with all Environmental Requirements.

Permitted Hazardous Materials (including maximum quantities):

Use. The generation, receipt, maintenance, treatment, manufacturing, storage, use, process, transportation, or disposal (the “Use”) involving the Permitted Hazardous Materials are further described below [If limited to receiving and storage, so specify]:

2. No Current Investigation. Tenant represents and warrants that it is not currently subject to an inquiry, regulatory investigation, enforcement order, or any other proceeding regarding the generation, use, treatment, storage, or disposal of a Hazardous Material.

3. Indemnification. Tenant’s indemnity obligation under the Lease with respect to Hazardous Materials shall include indemnification for Tenant, or any Tenant Parties’, Use of Hazardous Materials, or Tenant’s breach of obligations or representations set forth herein. Tenant shall be strictly liable to Landlord as a result of Tenant or any Tenant Parties’ Use of Hazardous Materials without regard to the fault or negligence of any other party.

4. Disposal Upon Lease Termination. At the expiration or earlier termination of the Lease Term, Tenant, at its sole cost and expense, shall, in strict compliance with all applicable Environmental Requirements: (i) remove and dispose of any drums, containers, receptacles, structures, or tanks storing or containing (or which have stored or contained) Hazardous Materials and the contents thereof; (ii) remove, empty, and purge all underground and above ground storage tank systems, including connected piping, of all vapors, liquids, sludges, and residues; (iii) close out any permits, registrations, business plans, etc. with the relevant authorities; and (iv) complete the decontamination of any ventilation systems, structural elements, flooring, and other elements of the Project affected by such Use of Hazardous Materials. Tenant’s obligations under this Paragraph shall survive any expiration or termination of this Lease.